6



         CODE OF ETHICS FOR DIRECTORS, OFFICERS, SENIOR MANAGEMENT, AND
              CERTAIN OTHER EMPLOYEES OF FOAMEX INTERNATIONAL INC.

I.   Introduction

This Code of Ethics is applicable to the Directors, Officers, Senior Management, the Corporate Controller, the Assistant Corporate Controller, the Manufacturing Controller, and the Director of Financial Reporting of Foamex International Inc. (the "Company"). References in this Code of Ethics to the Company means Foamex International Inc. or any of its subsidiaries.

While the Company and its shareholders expect honest and ethical conduct in all aspects of its business from all employees, the Company and its shareholders expect the highest possible standards of honest and ethical conduct from you. You are setting an example for other employees and are expected to foster a culture of transparency, integrity and honesty. This Code is intended to supplement other applicable policies and procedures, including the Company's Code of Business Conduct and Ethics. Compliance with this Code is a condition of your employment and any violations will be dealt with severely.

II.  Conflicts of Interest

     You must avoid any personal activity, investment or association that could appear to interfere with your judgment concerning the Company's best interests. You may not take advantage of your position or relationship with the Company for personal gain. You should avoid even the appearance of a conflict of interest. A conflict of interest could arise where:

     o your personal interests interfere, or appear to interfere, in any way, with the interests of the Company;

     o you take action for your direct or indirect benefit or the direct or indirect benefit of a third party that is inconsistent with the best interests of the Company (for example, you cause the Company to engage in business transactions with a company you control or with friends or relatives without having obtained the appropriate prior approvals required under the "Related Party Transactions" section of this Code); or

     o you, or a member of your family, receive improper personal benefits as a result of your position in the Company (for example, you receive a loan or other benefit from a third party to direct the Company business to a third-party); provided that receiving or providing gratuities or payments that are expressly authorized in the Company's Code of Conduct dated October 14, 2003 shall not constitute a "conflict of interest" under this Code.

It is imperative that you avoid any investment, interest, association or other relationship that interferes, might interfere, or might be thought to interfere, with your independent exercise of judgment in the Company's best interest.

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                                                                               2

Engaging in any conduct that represents a conflict of interest is strictly forbidden unless a transaction that might otherwise violate this policy has been approved in advance by the Board of Directors or an appropriate committee of the Board of Directors, as set forth in Section III below.

III. Related Party Transactions

You must report to Gregory J. Christian, the Company's General Counsel (i) any proposed agreement involving an aggregate payment or consideration in excess of $5,000, whether or not in writing, that you, any member of your family, any of your affiliates, or any entity from which you, a member of your family or any of your affiliates receives any payment, propose(s) to enter into with the Company, whether directly or indirectly or (ii) any "related party transaction," as such term is defined in the Amended & Restated Audit Committee Charter (each such agreement or transaction, a "Transaction"). Your report must include all relevant terms of the Transaction. The Company's General Counsel shall then refer the Transaction to the Board of Directors or the appropriate committee thereof.

You must obtain the approval of the Board of Directors or the appropriate committee thereof in advance of entering into the Transaction.

IV.  Confidentiality

You should observe the confidentiality of information that you acquire, relating to the Company and otherwise, in carrying out your duties and responsibilities, except where disclosure is approved by the General Counsel, the Board of Directors or an appropriate committee thereof (such as, for example, when an appropriate confidentiality agreement is obtained), or disclosure is legally mandated. Confidential information includes, but is not limited to, all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. Of special sensitivity is non-public financial information, which should under all circumstances be considered confidential, except where its disclosure is approved as set forth above.

V.   Insider Trading

You must observe the Securities Trading Policy with respect to the purchase and sale of any the Company's securities.

VI.  Accurate Periodic Reports

As you are aware, full, fair, accurate, timely and understandable disclosure in the reports and other documents that the Company files with, or submits to, the SEC and in its other public communications is critical for the Company to maintain its good reputation, to comply with its obligations under the securities laws and to meet the expectations of its shareholders and other members of the investment community. You are to exercise the highest standard of care in preparing such reports and documents and other public communications, in accordance with the following guidelines:


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                                                                               3

     o all accounting records, and the reports produced from such records, must be in accordance with all applicable laws;

     o    all  accounting   records  must  fairly  and  accurately  reflect  the
          transactions or occurrences to which they relate;

     o    all  accounting   records  must  fairly  and  accurately   reflect  in
          reasonable detail the Company's assets, liabilities, revenues and expenses;

     o no accounting records should contain any false or intentionally misleading entries;

     o no transactions should be intentionally misclassified as to accounts, departments or accounting periods;

     o all transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period;

     o no information should be concealed from the internal auditors or the independent auditors; and

     o    compliance with the Company's system of internal controls is required.

VII. Compliance with Laws

You are expected to comply with both the letter and spirit of all applicable laws and governmental rules and regulations.

VIII. Waivers

A waiver of the Code of Ethics may be made only by the Board of Directors or a committee of the Board of Directors and will be promptly disclosed to shareholders to the extent required under applicable law or the NASDAQ Marketplace Rules; provided however, that actions by the Board of Directors or a committee of the Board of Directors taking appropriate disciplinary measures (as set forth in Article IX of the Code of Ethics) in response to a failure to comply with the Code of Ethics shall not be deemed to be a waiver of the Code of Ethics.

IX.  Compliance with this Code

If you fail to comply with this Code of Ethics or applicable laws, rules or regulations (including without limitation all rules and regulations of the Securities and Exchange Commission) you will be subject to disciplinary measures, up to and including discharge from the Company. Violations of this Code of Ethics may also constitute violations of law and may result in civil or criminal penalties levied against you, your supervisors and/or the Company.

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                                                                               4

The Board of Directors will determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of a violation of this Code of Ethics. In determining what action is appropriate in a particular case, the Board of Directors or its designee will consider the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation was intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

You are expected to report all violations of this Code of Ethics promptly to the Chairman of the Nominating & Governance Committee. If you have any questions regarding your obligations under this Code of Ethics, you should promptly contact the Company's General Counsel. You may choose to remain anonymous in reporting any possible violation of this Code of Ethics.

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                                                                               5

                            FOAMEX INTERNATIONAL INC.
             COMPLIANCE AFFIRMATION FOR DIRECTORS, OFFICERS, SENIOR
                    MANAGEMENT, AND CERTAIN OTHER EMPLOYEES

I.   Affirmation of Compliance

     The undersigned certifies that he or she has received and read the above Code of Ethics for Directors, Officers, Senior Management, the Corporate Controller, the Assistant Corporate Controller, the Manufacturing Controller, and the Director of Financial Reporting of Foamex International Inc. (the "Company") and agrees to abide by the policies set forth therein.

II.  Affirmation of Legal and Ethical Business Conduct

     By signing this form, the undersigned confirms that, to the best of his or her knowledge and belief, each dealing or transaction to which he or she has been party, directly or indirectly, on behalf of the Company:

          1.   was characterized by honesty and integrity;

          2.   complies with applicable laws, rules and regulations;

          3.   did not involve any unethical  dealings,  unbooked fees,  special
               favors,   benefits  or   contributions   to  any  private  party,
               government or government agency;

          4.   did not involve any unlawful arrangements with competitors;

          5.   was recorded and properly described on the Company's books; and

          6.   comports in all respect to the Code of Ethics.

If there are any exceptions, please describe them on the reverse side.

III. Conflict of Interest Questionnaire

Please answer "Yes" or "No" to the following questions. If the answer to any question is "Yes," full details must be given on the reverse side.

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                                                                               6

A. Have you or, to your knowledge, has any member of your immediate family, at any time during the period since January 1, 2003:

     1. engaged, directly or indirectly, in any transaction with the Company, or any subsidiary or division thereof, whether involving the purchase or sale of products, the provisions of services, any financing arrangement, or otherwise, or had any other relationship with the Company or any subsidiary or division thereof, other than in the normal capacity of officer or employee of the Company;

                           Yes____                            No____

     2. been an officer, director, partner or employee of any corporation, partnership or other organization which, to your knowledge, has engaged in any transaction described in A.1. above with the Company;

                           Yes____                            No____

     3. been interested financially, directly or indirectly, in any organization doing business with the Company (unless as a holder of less than 1% of the voting securities issued by a corporation whose securities are publicly traded); and

                           Yes____                            No____

     4. been a recipient, directly or indirectly, of any payments or material gifts of any kind from or on behalf of any organization doing business with the Company (unless by way of dividend or interest payments made by a corporation whose securities are publicly traded)?

                           Yes____                            No____

B. Is any transaction contemplated, involving you or any member of your immediate family, which, if consummated, would be described in response to any of the preceding items?

                           Yes____                            No____

C. Are you aware of any interest or activity on your part, or on the part of any member of your immediate family, which is in conflict with the best interests of the Company?

                           Yes____                            No____



                                           _________________________________
                                           (Please sign)

                                           _________________________________
                                           Title

Dated _________________